Exhibit (h)(41)

November 10, 2021

DST Asset Manager Solutions, Inc.

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. (“Artisan Partners Funds”) has established a new class of shares for Artisan Floating Rate Fund to be known as Advisor Shares. The Fund also has Investor Shares and Institutional Shares. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended from time to time, between Artisan Partners Funds and DST Asset Manager Solutions, Inc. (the “Transfer Agency and Service Agreement”), Artisan Partners Funds hereby requests that you act as Transfer Agent for the new class under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Partners Funds for which DST Asset Manager Solutions, Inc. will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing this Letter Agreement, returning a copy to us and retaining a copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By: /s/ Shannon Jagodinski
Name: Shannon Jagodinski

Agreed to this 12th day of November, 2021

DST ASSET MANAGER SOLUTIONS, INC.

By: /s/ Nick Wright
Name:

SCHEDULE A

Dated: November 10, 2021

Artisan Developing World Fund – Investor Shares

Artisan Developing World Fund – Institutional Shares

Artisan Developing World Fund – Advisor Shares

Artisan Floating Rate Fund – Investor Shares

Artisan Floating Rate Fund – Advisor Shares

Artisan Floating Rate Fund – Institutional Shares

Artisan Focus Fund – Investor Shares

Artisan Focus Fund – Advisor Shares

Artisan Focus Fund – Institutional Shares

Artisan Global Discovery Fund – Investor Shares

Artisan Global Discovery Fund – Institutional Shares

Artisan Global Discovery Fund – Advisor Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Equity Fund – Institutional Shares

Artisan Global Equity Fund – Advisor Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Opportunities Fund – Advisor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan Global Value Fund – Advisor Shares

Artisan High Income Fund – Investor Shares

Artisan High Income Fund – Institutional Shares

Artisan High Income Fund – Advisor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Fund – Advisor Shares

Artisan International Small-Mid Fund – Investor Shares

Artisan International Small-Mid Fund – Institutional Shares

Artisan International Small-Mid Fund – Advisor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan International Value Fund – Advisor Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Fund – Advisor Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Mid Cap Value Fund – Advisor Shares

Artisan Select Equity Fund – Investor Shares

Artisan Select Equity Fund – Advisor Shares

Artisan Select Equity Fund – Institutional Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Small Cap Fund – Advisor Shares

Artisan Sustainable Emerging Markets Fund – Investor Shares

Artisan Sustainable Emerging Markets Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares

Artisan Value Fund – Advisor Shares